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                               EXHIBIT 10(b)

                        1990 RESTRICTED STOCK PLAN


                                 ARTICLE 1

                                  PURPOSE


          The purpose of this Plan is to provide an opportunity for the executive officers and certain other key employees of Hastings
Manufacturing Company ("Hastings") or its subsidiaries to acquire shares of Common Stock of Hastings, thereby giving such persons an additional incentive to contribute to the prosperity of Hastings, and to assist Hastings in attracting, rewarding, and retaining well-qualified executive personnel.


                                 ARTICLE 2

                                DEFINITIONS


          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Board" means the board of directors of Hastings.

     2.2 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14a promulgated under the Exchange Act, provided that, without limitation, such change in control shall be deemed to have occurred if (a) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities, or (b) during any period of 2 consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board (unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).

     2.3 "Common Stock" means the Common Stock (par value $2 per share) of Hastings.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.



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     2.5  "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate for the purpose of administration of the Plan. No Committee member while a member shall be eligible to participate in this Plan or in any other plan of the Company providing for the issuance of stock or stock options, nor have been eligible to so participate within the 1-year period immediately prior to appointment to the Committee.

     2.6 "Competition" means participation, directly or indirectly, in the ownership, management, financing, or control of any business which is the same as or similar to the present or future businesses of Hastings or its subsidiaries. Such participation could be by way of employment, consulting services, directorship, or officership. Ownership of less than 5 percent of the shares of any corporation whose shares are publicly traded on any national or regional stock exchange or over the counter shall not be deemed competition.

     2.7 "Disability" of an employee means that by reason of accident, physical illness, or mental illness, (a) the employee does not fulfill his normal responsibility as an employee of Hastings for a period of at least 1 year, (b) Hastings and the employee agree that the employee is or will be unable to perform his or her normal responsibilities as an employee for a period of at least 1 year, or (c) there is a dispute as to disability and a physician or panel of physicians determines that the employee is or will be unable to perform his or her normal responsibility for a period of at least 1 year. Disputes regarding existence or date of disability shall be determined by a licensed physician selected by agreement of Hastings and the employee. Such physician's fees shall be paid by Hastings. If they cannot agree upon a physician, the dispute shall be determined by a majority of a panel of three licensed physicians, one selected by Hastings, one selected by the employee, and the third selected by the first two. Hastings and the employee shall each pay the fees of the physician they select, and the fees of the third physician shall be shared equally. The date of disability shall be the beginning of the 1-year period or the date determined to be the onset of the disability by the physician or panel of physicians.

     2.8 "Employee" means any executive officer in the service of Hastings or any of its subsidiaries, except any person who serves only as a director. An individual's status as an Employee shall not be affected by a leave of absence without pay.

     2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.10 "Performance Goals" means goals concerning the performance of Hastings that will be set each year by the Board or by the Committee.


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     2.11 "Retirement" means the voluntary termination of all employment by the employee.

     2.12 "Plan" means Hastings' 1990 Restricted Stock Plan as in effect from time to time.

     2.13 "Recipient" means an Employee to whom Restricted Stock has been awarded under Article 3 of the Plan.

     2.14 "Restricted Period" means a period of up to 5 years following the date of the award of the Restricted Stock during which the Recipient will forfeit Recipient's right to receive all or a portion of the Restricted Stock upon termination of employment or upon Hastings' failure to meet certain corporate performance goals. The Restricted Period for grant of Restricted Stock may provide for delayed vesting, which means periodic lapsing of the restrictions.

     2.15 "Restricted Stock" means Common Stock awarded to a Recipient under Articles 4 and 5 of the Plan, which stock is subject to the restrictions of Article 6 of the Plan.

     2.16 "Restricted Stock Agreement" means an agreement between Hastings and a Recipient that sets forth the terms and conditions of an individual award of Restricted Stock.

     2.17 "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by Hastings, or by one or more subsidiaries.

     2.18 "Vest" or "vesting" means the time when the restrictions on transfer of the Restricted Stock lapse or are removed.


                                 ARTICLE 3

                              ADMINISTRATION


     3.1 The Committee shall administer the Plan, shall have sole authority to award Restricted Stock under the Plan to any Employee, and shall determine all questions arising in connection with the Plan, including its interpretation. All decisions with respect to the Plan and its interpretation made by the Committee shall be final; provided, however, that the Committee may not award Restricted Stock to any voting member of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock awarded under it.


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     3.2  If so directed by the Board of Directors, the Committee shall consult with the Company's Compensation Committee or with the Board of Directors prior to awarding Restricted Stock to any Recipient.

     3.3 The awarding of Restricted Stock pursuant to the Plan shall be entirely within the discretion of the Committee and nothing herein contained shall be construed to give an Employee any right to participate under the Plan or receive any Restricted Stock under it.


                                 ARTICLE 4

                             RESTRICTED STOCK


     4.1 Twenty thousand shares of authorized Common Stock may be available for awards of Restricted Stock under the Plan. Such shares may be either unissued or treasury shares. If any such shares are forfeited through termination of employment, failure to meet corporate performance goals, or otherwise prior to lapse of restrictions, such shares may be reissued in subsequent grants of Restricted Stock under the Plan.

     4.2 Restricted Stock awarded under the Plan shall be subject to the restrictions set forth in Article 6.

     4.3 Each award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement containing the terms and conditions of the award as described in Article 6 and such other provisions as the Committee may deem appropriate.

     4.4 All or a portion of the Restricted Stock granted to a Recipient may be released from restrictions or be forfeited from time to time according to the terms of the Plan and the applicable Restricted Stock Agreement. After the Restricted Period shall lapse with respect to shares of the stock, such shares shall no longer be deemed Restricted Stock whether or not the certificates for those shares have been delivered to the Recipient.

     4.5 Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the Recipient and deposited, together with a stock power endorsed in blank, with Hastings. At the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Recipient. Each such certificate shall bear the following legend:

               The shares represented by this certificate were issued subject to certain restrictions under the Hastings Manufacturing Company 1990 Restricted Stock Plan. A copy of the Plan is on

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     file in the office of the Secretary of Hastings Manufacturing
     Company. This certificate is held subject to the terms and conditions contained in a restricted stock agreement which includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement.

     4.6 Certificates for shares of stock released from the restrictions shall be delivered to the Recipient upon request within a reasonable period of time. The Recipient shall sign all documents necessary and appropriate to facilitate such delivery.

     4.7 If any increase, decrease, or adjustment in the Common Stock of Hastings is made as a result of a stock dividend, stock split, reverse stock split, recapitalization, added rights, or any other similar corporate event, or as a result of a merger, consolidation, or other reorganization of Hastings, the Board shall make an appropriate adjustment in the aggregate number of shares subject to the Plan, and the maximum number of shares which may be awarded to any Recipient; provided, however, that any fractional shares resulting from any such adjustment may be eliminated.


                                 ARTICLE 5

                     CALCULATION AND VESTING OF AWARDS


     5.1 The Board of Directors or the Committee shall establish Performance Goals for each calendar year in order to establish a standard for determining the extent to which Restricted Stock awards for such calendar year shall vest. One set of Performance Goals shall be so established which shall be applicable to all or to specified categories of Plan participants and shall reflect what the Board of Directors or the Committee believes represents a challenging goal for either Hastings or a division or subsidiary of Hastings, for either one, all, or some combination of (a) aftertax rate of return on shareholders' equity,
(b) pretax rate of return on sales, (c) pretax rate of return on assets,
(d) sales growth rate, or (e) any other standard considered appropriate by the Committee. Individual Performance Goals for eligible Recipients may also be established. Rate of return, sales growth rates and any other standards for Performance Goals shall be computed based on the amounts shown in Hastings' annual certified financial statements; provided, however, that the Committee may adjust such amounts for such extraordinary and special items or other unusual charges or credits as it shall deem appropriate for purposes of the Plan. In determining whether or not the Performance Goals established for a particular calendar year have been met, the Board of Directors or the Committee may exclude from its calculations


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any figures attributable to the acquisition of another corporation by
Hastings.

     5.2 The Committee may grant awards of Restricted Stock to Recipients for such numbers of shares of Restricted Stock as the Committee shall deem appropriate in each instance. Any such grant is subject to approval by the Board of Directors if the Board directs the Committee to submit such awards to the Board for approval. The Restricted Period shall be 5 years for each award. For each year during that 5-year term for which the applicable Performance Goals are met, 20 percent of the Restricted Shares awarded to the Recipient shall vest in the Recipient. For each year during the 5-year term for which the applicable Performance Goals are not met, 20 percent of the Restricted Shares awarded to the Recipient shall be forfeited by the Recipient.


                                 ARTICLE 6

                 TERMS AND CONDITIONS OF RESTRICTED STOCK


          The award of Restricted Stock under the Plan shall be subject to the following terms and conditions:

     6.1 In addition to the requirement that the Performance Goals be met, the Restricted Stock shall be awarded on the condition that the Recipient remain in the employment of Hastings, or one or more of its parents or subsidiaries during the Restricted Period applicable to designated shares except as otherwise provided in this Article 6; but such condition shall have no effect on the right of Hastings or any subsidiary to terminate the Recipient's employment at any time.

     6.2 Unless otherwise provided in the Restricted Stock Agreement, in the event of the death or Disability of the Recipient during the Restricted Period,

               (a) With respect to any calendar year at the end of which the Recipient is living and actively employed by Hastings, the Recipient shall vest in any shares of Restricted Stock set to vest or be forfeited with respect to the Performance Goals applicable to the Plan in the same manner as otherwise provided in this Plan, regardless of whether or not the Recipient's death or disability occurs prior to or after the date on which it is determined to what extent the Performance Goals for that calendar year have been met.

               (b) With respect to the calendar year in which the Recipient's death or termination of employment because of

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     disability occurs, if the Recipient has additional shares of
     Restricted Stock that would have vested or been forfeited because of Hastings' attainment or non-attainment of the Performance Goals established for the calendar year in which the Recipient's death or termination of employment because of disability occurs, then as of the end of that calendar year the Recipient or the Recipient's estate shall forfeit or become vested in such shares in the same manner as if the Recipient were alive and employed by Hastings at the time of final determination as to whether or not those Performance Goals were met.

               (c) For the calendar year following the calendar year in which the Recipient's death or termination of employment because of disability occurred, if the Recipient has additional shares of Restricted Stock that would have vested or been forfeited because of Hastings' attainment or non-attainment of the Performance
     Goals established for that calendar year (following the calendar year in which the Recipient's death or termination of employment because of disability occurred), then as of the end of that second calendar year the Recipient or the Recipient's estate shall forfeit or become vested in such shares in the same manner as if the Recipient were alive and employed by Hastings at the time of final determination as to whether or not those Performance Goals were met.

               (d) Any unvested shares of Restricted Stock that would vest only upon the attainment by Hastings of Performance Goals for a calendar year later than the calendar year following the calendar year in which the Recipient's death or termination of employment by reason of disability occurred shall be forfeited by the Recipient as of the date of the Recipient's death or termination of employment by reason of disability.

     6.3 In the event of Retirement by the Recipient, the Recipient's right to the Restricted Stock shall cease and terminate as of the date of Retirement unless, upon notice from the Recipient of a proposed Retirement date, the Committee consents to waive the termination of the Recipient's right to the Restricted Stock in connection with the proposed Retirement. With such consent, the restrictions shall lapse or the Restricted Stock shall be forfeited at the normal time periods, depending on whether or not the Performance Goals of the Company are met, unless vesting of the Restricted Stock is otherwise accelerated under this Article 6 or unless the provisions concerning Competition apply.

     6.4 In the event of a Change in Control during the Restricted Period, the Recipient's right to all of the Recipient's Restricted Stock shall, upon election by the Recipient and consent by the Committee as constituted at the time of Change in Control within 90 days of such Change in Control,

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vest as of the date of the Change in Control and upon such election the
Recipient's Restricted Stock may be transferred free of the restrictions under this Plan, except for those restrictions described in Paragraph 6.9 of this article; provided, however, that if the vesting, when considered with all other payments and benefits from the Company to the Recipient, constitutes a "parachute payment," as defined in Section 280G(b)(2) of the Code, then the Recipient's right to the Restricted Stock shall vest only to the extent that the aggregate present value of all payments and benefits in the nature of compensation, to which Section 280G(b)(2) of the Code applies, does not exceed 299 percent of the annualized average of the Recipient's gross income from the Company for federal income tax purposes during the 5-year period ending on the last day of the Company's taxable year preceding the date of the Change in Control.

     6.5 If the Recipient enters into Competition with Hastings or terminates his or her employment during the Restricted Period for any reason other than Retirement with the Committee's consent, death or Disability, the Recipient's right to the Restricted Stock which has not vested shall cease and terminate as of the date of competition or termination and the Recipient shall promptly surrender to Hastings such Restricted Stock held by the Recipient together with any distribution on such stock made after the date of termination. Hastings may use the stock power provided hereunder to complete the reregistration of any certificate and may divide any shares represented by a certificate into restricted and nonrestricted shares.

     6.6 The shares of Restricted Stock which have not vested shall not be sold, exchanged, transferred, pledged, or otherwise disposed of by the Recipient during the Restricted Period, other than to Hastings pursuant to Paragraphs 6.5 and 6.7 of this article or by will or by the laws of descent or distribution. The Recipient shall agree to execute from time to time at the request of Hastings such stock powers with respect to the Restricted Stock as may be appropriate to facilitate the reregistration of the Restricted Stock pursuant to the Plan.

     6.7 If any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the Restricted Stock which has not vested shall be made or attempted during the Restricted Period, except as provided above in Paragraph 6.5 of this article, the Recipient's right to the Restricted Stock shall immediately cease and terminate and the Recipient shall promptly surrender to Hastings all such Restricted Stock in Recipient's possession.

     6.8 During the Restricted Period, the Recipient shall have all rights of a shareholder with respect to the Restricted Stock, including (a) the right to vote any shares at shareholders' meetings, (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock, and (c) the right to participate with respect to such

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Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Common Stock of Hastings or any merger, consolidation, or other reorganization involving an increase or decrease or adjustment in the Common Stock of Hastings; provided, however, that if any Performance Goals are not met and any shares of Restricted Stock are accordingly forfeited, these rights of the Recipient with respect to such shares shall terminate immediately upon that forfeiture. Any new, additional, or different shares or other security received by the Recipient pursuant to any such stock dividend, stock split, recapitalization, or reorganization shall be subject to the same terms, conditions, and restrictions as those relating to the Restricted Stock for which such shares were received.

     6.9 The Recipient shall represent and warrant that the Recipient is acquiring the Restricted Stock for the Recipient's own account and investment and without any intention to resell or distribute the Restricted Stock. The Recipient shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as Hastings may reasonably specify to insure compliance with federal and state securities laws. Hastings may require appropriate legends to be placed on the certificates to meet such requirements.

     6.10 Hastings shall have a right of first refusal with respect to any proposed sale or other disposition of any vested Restricted Shares. The Recipient must notify Hastings in writing of any such proposed sale or disposition, and that notice must contain all the terms of the proposed sale or disposition. Hastings shall have 30 days after receipt of that written notice to purchase from the Recipient the number of such shares which are the subject of the proposed sale or other disposition, with that purchase to be at the same price and upon the same terms as those of the proposed sale or other disposition. If Hastings does not exercise its right of first refusal within 30 days, or earlier notifies the Recipient in writing that Hastings waives its right of first refusal with respect to the proposed sale or other disposition, the Recipient may consummate the sale or other disposition, but only at the price and upon the terms proposed. The shares shall remain subject to this right of first refusal after any such transfer, and all stock certificates representing shares awarded hereunder shall bear an appropriate legend reflecting such right.


                                 ARTICLE 7

                              WITHHOLDING TAX


          Hastings shall have the right to withhold, with respect to any stock distributed under the Plan, any taxes required by law to be withheld because of such distribution. Such withholding may be deducted from any

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wages or other property held by Hastings for distribution to the Recipient.
If there are insufficient funds or property to provide for any such withholding, Hastings may condition delivery of the shares upon deposit of the appropriate withholding amount by the Recipient.


                                 ARTICLE 8

            EFFECTIVE DATE, AMENDMENT, AND TERMINATION OF PLAN


          This Plan shall be effective when it has been approved by the Board of Directors of Hastings. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment, suspension, or termination shall impair the rights of any Recipient, without the Recipient's consent, in any Restricted Stock previously granted. The Committee may amend the Plan to the extent necessary for the efficient administration of the Plan, or to conform it to the provisions of any federal or state law or regulation.



























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